Exhibit 10.12

                      SECOND AMENDMENT TO CREDIT AGREEMENT


THIS SECOND AMENDMENT is made as of the ____ day of April, 1998, and is by and between Daktronics, Inc., a Minnesota corporation (the "Borrower"), and Norwest Bank Minnesota, National Association, a national banking association (the "Bank").

REFERENCE IS HEREBY MADE to that certain Credit Agreement dated as of April 30, 1997, as amended by a First Amendment dated December 23, 1997 (as amended, the "Credit Agreement"), made between the Borrower and the Bank. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

WHEREAS, the Borrower has requested the Bank to renew the Line to September 15, 2000; and,

WHEREAS, the Bank is willing to grant the Borrower's request, subject to the provisions of this Second Amendment;

NOW, THEREFORE, in consideration of the premises and for other valuable consideration received, it is agreed as follows:

1. Section 1.1 of the Credit Agreement is hereby amended by changing the third sentence of said Section so that, when read in its entirety, it provides as follows:

          As used herein, "Borrowing Base" shall mean an amount equal to Fifteen Million And No/100 Dollars ($15,000,000.00) during the period commencing on the date of the Second Amendment to this Agreement to September 15, 2000.

2. Section 1.2 of the Credit Agreement is hereby amended by changing the date referenced in said Section from "September 30, 1998" to "September 15, 2000."

3. Section 6.2(a) of the Credit Agreement is hereby amended so that, when read in its entirety, it provides as follows:

          (a) Tangible Net Worth. Maintain its Tangible Net Worth at a level equal to or greater than (i) $19,500,000.00 as of April 30, 1998,
               (ii) $21,500,000.00 as of July 31, 1998, October 31, 1998 and
               January 31, 1999, (iii) $23,000,000.00 as of April 30, 1999, (iv)
               $21,500,000.00 as of July 31, 1999, October 31, 1999 and January
               31, 2000, (v) $23,000,000.00 as of April 30, 2000, and (vi)
               $21,500,000.00 as of July 31, 2000.

4. Section 6.2(d) of the Credit Agreement is hereby amended so that, when read in its entirety, it provides as follows:



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          (d)  Net Profit. Achieve a net profit after taxes (determined in accordance with Generally Accepted Accounting Principles) at a level equal to or greater than (i) $1,200,000.00 for the fiscal year ending April 30, 1998, (ii) $300,000.00 for the three-month period ending July 31, 1998, (iii) $600,000.00 for the six-month period ending October 31, 1998, (iv) $900,000.00 for the nine-month period ending January 31, 1999, (v) $1,200,000.00 for the fiscal year ending April 30, 1999, (vi) $300,000.00 for the three-month period ending July 31, 1999, (vii) $600,000.00 for the six-month period ending October 31, 1999, (viii) $900,000.00 for the nine-month period ending January 31, 2000, (ix) $1,200,000.00 for the fiscal year ending April 30, 2000, and (x) $300,000.00 for the three-month period ending July 31, 2000.

5. Exhibit C (form of compliance certificate) attached to this Second Amendment shall replace Exhibit C to the Credit Agreement.

6. Simultaneously with the execution of this Second Amendment, the Borrower shall execute and deliver to the Bank a new promissory note (which, for purposes of this Second Amendment only, shall be referred to herein as the "New Revolving Note") in the face amount of $15,000,000.00, and in form and content acceptable to the Bank. The New Revolving Note shall replace, but shall not be deemed payment or satisfaction of, the Revolving Note. All references in the Credit Agreement to the "Revolving Note" shall be deemed to mean the New Revolving Note.

7.   The Borrower hereby represents and warrants to the Bank as follows:

          A. As of the date of this Second Amendment, the outstanding principal balance of the Revolving Note is $_______________, accrued but unpaid interest thereon equals $_______________ and the L/C Exposure is $_______________.

          B. The Credit Agreement and the other documents executed by the Borrower in connection therewith constitute valid, legal and binding obligations owed by the Borrower to the Bank, subject to no counterclaim, defense, offset, abatement or recoupment.

          C. As of the date of this Second Amendment, (i) each of the representations and warranties referred to in Section 5 of the Credit Agreement is true, and (ii) there exists no event of default under Section 7 of the Credit Agreement, nor does there exist any event which, with the giving of notice or the passage of time, or both, could become such an event of default.

          D. The execution, delivery and performance of this Second Amendment and the New Revolving Note by the Borrower are within its corporate powers, have been duly authorized, and are not in contravention of law or the terms of the Borrower's Articles of Incorporation or By-laws, or of any undertaking to which the Borrower is a party or by which it is bound.



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          E.   All financial statements delivered to the Bank by or on behalf of the Borrower, including any schedules and notes pertaining thereto, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, and fully and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the financial condition or business of the Borrower from __________________, 199__ to the date hereof.

8. Upon request by the Bank, the Borrower shall deliver a Norwest Corporate Certificate of Authority to the Bank dated as of the date of this Second Amendment, and in form and content acceptable to the Bank.

9. Except as expressly modified by this Second Amendment, the Credit Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the Borrower and the Bank have executed this Second Amendment as of the date first written above.

DAKTRONICS, INC.                           NORWEST BANK MINNESOTA,
                                             NATIONAL ASSOCIATION


By:                                        By:
   -----------------------------------        ----------------------------------
                                                Sharlyn G. Rekenthaler,
Its:                                            Vice President
    ----------------------------------

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